UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2013

CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On March 13, 2013, Catherine D. Rice was appointed as the registrant’s Chief Financial Officer, effective on March 15, 2013, by the registrant’s Board of Directors. Ms. Rice, age 53, became the Chief Financial Officer of the registrant’s advisor, W. P. Carey Inc. (“W. P. Carey”), on March 1, 2013. She joined W. P. Carey in January 2013 as a Managing Director. Prior to joining W. P. Carey, Ms. Rice was most recently a Managing Director of Paramenter Realty Partners, a position she had held since January 2010. She previously served as Chief Financial Officer of iStar Financial Inc., a publicly traded finance company focusing on the commercial real estate industry, from 2002 to 2009. Before joining iStar Financial, Ms. Rice was a Managing Director with each of Banc of America Securities and Lehman Brothers. She has a bachelor of arts from Colorado University and a masters of business administration from Columbia University.

The registrant’s current Chief Financial Officer, Mark J. DeCesaris, resigned from his position as Chief Financial Officer of the registrant effective upon Ms. Rice’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated

Date: March 19, 2013	By:	/s/ Susan C. Hyde
Susan C. Hyde
Corporate Secretary